Exhibit 99.1

Press Release

July 29, 2002
FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES SECOND QUARTER 2002 RESULTS

West Des Moines, IA - West Bancorporation, Inc. (WTBA), parent company of West Des Moines State Bank (West Bank), reports net income for the second quarter of 2002 of $4,009,000 an increase of 3.6% over the second quarter of 2001. Earnings per share were $0.25 compared to $0.24 for the second quarter of 2001. This performance resulted in a return on average equity of 19.92%, a return on average assets of 1.97%, and an efficiency ratio of 30.23%.

For the first six months of 2002, net income was $7,828,000 compared to $7,367,000 for the first six months of 2001. Earnings per share were $0.49, up from $0.46. The return on average equity, return on average assets and the efficiency ratio were 19.70%, 1.92 % and 30.26%, respectively for the six months ended June 30, 2002. All of these measures continue to place the Company's performance far in excess of industry averages. In an article in the July 2002 issue of the ABA Banking Journal, West Bancorporation was recognized as the 7th most profitable bank holding company in the nation with assets between $100 million and $1 billion, based on average return on equity for the past five years. On that same list, the Company's five-year average return on assets was the highest, and the five-year average efficiency ratio was second best. As of June 30, 2002, equity as a percentage of total assets was 10.1%, indicating the Company continues to be very well capitalized.

As interest rates declined throughout 2001 and have remained fairly constant throughout 2002, interest expense declined faster than interest income, improving the net interest margin to 4.01% from 3.69% a year ago. Noninterest income is up 1.4% while noninterest expenses are up 6.9%. Included in noninterest expenses is an initial listing fee paid to Nasdaq of $100,000 and accounting and legal fees associated with registering the Company's common stock with the Securities and Exchange Commission of $55,000. Without these one-time costs, noninterest expenses would have been 4.0% higher than last year.

Compared to a year ago, loans are down approximately $11.3 million, mostly due to the refinancing and subsequent sale of real estate loans in the secondary market. Deposits are $39.5 million higher than a year ago.

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa and through its subsidiary, West Bank, has been serving the greater metropolitan Des Moines area for 108 years. West Bank focuses on lending and deposit services for consumers and small to medium sized businesses and is a leader in Small Business Administration (SBA) lending. The Bank has eight full-service offices and a growing network of ATM's.

At its July 11th meeting, the Board of Directors declared a quarterly dividend of $0.16 per share payable on July 29th to shareholders of record on July 22nd. This is an increase of $0.01 over the previous quarterly dividend.

                                     -more-

WEST BANCORPORATION, INC. AND SUBSIDIARY, WEST DES MOINES STATE BANK Financial Information (unaudited)

                                                                    June 30,       June 30,
CONSOLIDATED STATEMENTS OF CONDITION                                 2002           2001
------------------------------------------------------------------------------------------------------
Assets
Cash and due from banks .........................               $  29,178,395  $  29,449,243
Short-term investments...........................                  82,516,248     59,875,849
Securities ......................................                 219,335,176    201,819,194
Loans ...........................................                 480,210,690    491,545,938
  Allowance for loan losses .....................                  (4,475,600)    (3,936,825)
                                                                ----------------------------
Loans, net ......................................                 475,735,090    487,609,113
Other assets ....................................                   9,172,785      9,260,998
                                                                ----------------------------
  Total assets ..................................                 815,937,694  $ 788,014,397
                                                                ============================

Liabilities and Stockholders' Equity
Deposits:
  Noninterest-bearing ...........................               $ 140,059,911  $ 130,438,744
  Interest-bearing
    Demand  .....................................                  32,629,697     27,186,518
    Savings  ....................................                 238,567,428    218,283,747
    Time ........................................                 159,252,442    155,106,904
                                                                ----------------------------
Total deposits ..................................                 570,509,478    531,015,913
Federal funds purchased and other
  short-term borrowings  ........................                 109,511,177    120,999,840
Long-term borrowings  ...........................                  51,600,000     58,000,000
Other liabilities  ..............................                   2,109,824      2,729,098
Stockholders' equity  ...........................                  82,207,215     75,269,546
                                                                ----------------------------
  Total liabilities and stockholders' equity ....                 815,937,694  $ 788,014,397
                                                                ============================

                                                Three months ended            Six months ended
                                                       June 30,                   June 30,
CONSOLIDATED STATEMENTS OF OPERATION ......       2002          2001          2002         2001
---------------------------------------------------------------------------------------------------
Interest income
Loans .....................................$   8,307,961  $   9,974,466 $  16,561,230 $  20,449,672
Securities  ...............................    2,596,728      3,171,812     4,870,694     7,288,903
Other .....................................      359,557        913,255       862,228     1,336,149
                                           --------------------------------------------------------
  Total interest income ...................   11,264,246     14,059,533    22,294,152    29,074,724
                                           --------------------------------------------------------

Interest expense
Deposits ..................................    2,326,089      4,389,390     4,703,098     9,507,215
Short-term borrowings .....................      439,316      1,637,884       983,399     3,977,700
Long-term borrowings  .....................      715,907        726,132     1,403,661     1,394,482
                                           --------------------------------------------------------
  Total interest expense ..................    3,481,312      6,753,406     7,090,158    14,879,397
                                           --------------------------------------------------------

Net interest income .......................    7,782,934      7,306,127    15,203,994    14,195,327
Provision for loan losses .................      230,000        270,000       460,000       462,500
                                           --------------------------------------------------------
Net interest income after provision for
loan losses ...............................    7,552,934      7,036,127    14,743,994    13,732,827
                                           --------------------------------------------------------

Noninterest income
Service charges on deposit accounts .......    1,115,116      1,170,310     2,118,736     2,112,825
Trust services ............................      141,657        138,071       299,634       296,476
Other income  .............................      318,008        333,772       642,228       608,310
                                           --------------------------------------------------------
  Total noninterest income ................    1,574,781      1,642,153     3,060,598     3,017,611
                                           --------------------------------------------------------

Noninterest expense
Salaries and employee benefits.............    1,615,329      1,557,168     3,198,812     3,151,968
Occupancy expense .........................      320,184        290,696       638,718       608,736
Data processing expense ...................      265,519        235,611       530,342       463,553
Other expense  ............................      700,457        561,650     1,306,852     1,084,335
                                           --------------------------------------------------------
  Total noninterest expense ...............    2,901,489      2,665,125     5,675,724     5,308,592
                                           --------------------------------------------------------

Income before income taxes ................    6,226,226      6,013,155    12,128,868    11,441,846
Income taxes  .............................    2,217,299      2,141,750     4,300,640     4,075,253
                                           --------------------------------------------------------
Net income ................................$   4,008,927  $   3,871,405 $   7,828,228 $   7,366,593
                                           ========================================================

PERFORMANCE HIGHLIGHTS
---------------------------------------------------------------------------------------------------
Return on average equity ..................       19.92%         20.82%        19.70%        20.30%
Return on average assets ..................        1.97%          1.85%         1.92%         1.78%
Net interest margin .......................        4.11%          3.81%         4.01%         3.69%
Efficiency ratio ..........................       30.23%         29.12%        30.26%        30.17%

                                                   PER COMMON SHARE            MARKET INFORMATION*
                                               Net Income   Dividends        High           Low
---------------------------------------------------------------------------------------------------
2002
1st quarter ................................. $   0.24     $   0.15        $  14.00      $    11.50
2nd quarter..................................     0.25         0.15           18.00           13.15

2001
1st quarter .................................     0.22         0.15           13.00           10.50
2nd quarter .................................     0.24         0.15           10.63            9.75
3rd quarter .................................     0.25         0.15           11.10            9.80
4th quarter .................................     0.27         0.15           11.95           10.65

*The prices shown are the high and low sale prices for the Company's common, stock, which trades on the NASDAQ National Market, under the symbol WTBA. The market quotations, reported by NASDAQ, do not include markup, markdown or commissions.